Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165579-04

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities, nor are they soliciting an offer to buy securities, in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated October 9, 2012)

$400,000,000

NSTAR ELECTRIC COMPANY

    % Debentures due 2022

Interest on the debentures will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2013. The debentures will be issued in minimum denominations of $2,000 and integral multiples of $1,000. The debentures will mature on October 15, 2022.

We may redeem the debentures in whole or in part at any time at the redemption prices described under “Description of the Debentures—Redemption at Our Option” in this prospectus supplement.

The debentures will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

The debentures are a new issue of securities with no established trading market. We do not intend to apply to list the debentures on any securities exchange.

Investing in the debentures involves risks. See “Risk Factors” on page S-3 of this prospectus supplement.

	Public offering price(1)		Underwriting discount		Proceeds, before expenses, to us(1)
Per debenture		%		%		%
Total	$		$		$

(1)	Plus accrued interest from October , 2012, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the debentures in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on October    , 2012.

Joint Book-Running Managers

Goldman, Sachs & Co.	Mitsubishi UFJ Securities	Wells Fargo Securities

Co-Managers

KeyBanc Capital Markets	TD Securities

Prospectus Supplement dated October     , 2012

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus are an offer to sell only the debentures offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare and distribute is accurate only as of the respective date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

(i)

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference, which are described under “Where You Can Find More Information” in the accompanying prospectus, and, in particular the information referred to under “Risk Factors” in this prospectus supplement.

The Company

NSTAR Electric Company (“NSTAR Electric” or the “Company”) is a regulated public utility incorporated in 1886 and is a wholly-owned subsidiary of Northeast Utilities. NSTAR Electric serves approximately 1.1 million electric customers in the City of Boston and 80 surrounding cities and towns in the Commonwealth of Massachusetts. Northeast Utilities, or “NU,” headquartered in Boston, Massachusetts and Hartford, Connecticut, is a Massachusetts voluntary association and a public utility holding company registered with the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005. NU is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 3 million customers in Connecticut, New Hampshire and Massachusetts through four wholly-owned subsidiaries, The Connecticut Light and Power Company, NSTAR Electric Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company, and franchised retail natural gas service to approximately 500,000 residential, commercial and industrial customers in Connecticut and Massachusetts through two wholly-owned indirect subsidiaries, NSTAR Gas Company and Yankee Gas Services Company. NU has two services companies, Northeast Utilities Service Company and NSTAR Electric & Gas Corporation, each of which provides management and support services to NU subsidiaries, including NSTAR Electric.

NSTAR Electric supplies distribution and transmission service at rates regulated by the Massachusetts Department of Public Utilities (DPU) to an area of 1,702 square miles, which includes the City of Boston and 80 surrounding cities and towns, including Cambridge, New Bedford, Plymouth and the geographic area comprising Cape Cod and Martha’s Vineyard. The population of this area is approximately 2.5 million.

Harbor Electric Energy Company, a wholly-owned subsidiary of NSTAR Electric, provides distribution services and ongoing support to its only customer, the Massachusetts Water Resources Authority’s wastewater treatment facility located on Deer Island in Boston, Massachusetts.

NSTAR Electric has two wholly-owned special purpose subsidiaries, BEC Funding II, LLC and CEC Funding, LLC, established to facilitate the sale of electric rate reduction certificates at public offerings. NSTAR Electric consolidates each of these entities.

Our executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199 (telephone: (617) 424-2000).

The Offering

The following summary contains selected information about the debentures and is not intended to be complete. For a more complete understanding of the debentures, please refer to the section in this prospectus supplement entitled “Description of the Debentures” and the section in the accompanying prospectus entitled “Description of the Debt Securities.”

Issuer	NSTAR Electric Company

Debentures Offered	$400,000,000 aggregate principal amount of % Debentures due 2022.

Ranking	The debentures will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

Interest Payment Dates	April 15 and October 15, commencing on April 15, 2013. Interest payments will be made to the persons in whose names the debentures are registered on the October 1 and April 1 immediately preceding the applicable interest payment date.

Optional Redemption	The debentures will be redeemable, at our option, in whole or in part at any time, at the redemption prices described in “Description of the Debentures—Redemption at Our Option.”

Use of Proceeds	We plan to use the net proceeds from the issuance of the debentures to repay our outstanding 4.875% Debentures due 2012, in the aggregate principal amount of $400,000,000, originally issued by Boston Edison Company, which mature on October 15, 2012. See “Use of Proceeds.”

Additional Issuances	We may, without the consent of the holders of the debentures, issue additional debentures of the same series having the same ranking and the same interest rate, maturity and other terms as the debentures. Any additional debentures having such similar terms, together with the debentures, may constitute a single series of debentures under the indenture.

Form	The debentures will be represented by registered global securities registered in the name of Cede & Co., the partnership nominee of the depositary, The Depository Trust Company, or DTC. Beneficial interests in the debentures will be shown on, and transfers will be effected through, records maintained by DTC and its participants.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The indenture and the debentures will be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

Risk Factors	Investing in the debentures involves risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in NSTAR Electric’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in the debentures involves risk. Please see the risk factors in NSTAR Electric’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges are as follows for the five most recent fiscal years and for the six months ended June 30, 2012:

	Six months ended June 30, 2012 (unaudited)	Year ended December 31,
		2011	2010	2009	2008	2007
Ratio of Consolidated Earnings to Fixed Charges	3.14x	6.49x	6.27x	5.63x	4.51x	4.30x

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $     million, after deducting the underwriting discount and estimated offering expenses payable by us. The net proceeds from the sale of the debentures will be used to repay our outstanding 4.875% Debentures due 2012, in the aggregate principal amount of $400,000,000, originally issued by Boston Edison Company, which mature on October 15, 2012. Certain of the underwriters and/or their affiliates may hold an amount of our 4.875% Debentures due 2012, and may indirectly receive a portion of the net proceeds from this offering. See “Underwriting.”

DESCRIPTION OF THE DEBENTURES

General

You should read the following information in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus.

We are offering the debentures in an initial principal amount of $400,000,000 which we refer to as “the debentures.”

We will issue the debentures under an indenture, dated as of September 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York, as successor to Bank of Montreal Trust Company), as trustee. Pursuant to the Trust Indenture Act of 1939, as amended, if a default occurs on the debentures, The Bank of New York Mellon Trust Company, N.A. may be required to resign as trustee under the indenture, unless the default is cured, duly waived or otherwise eliminated within 90 days.

We will issue the debentures in minimum denominations of $2,000 and integral multiples of $1,000.

The debentures will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

We may, without the consent of the holders of the debentures, issue additional debentures under the indenture having the same terms (except for the public offering price, the issue date and, if applicable, the first interest payment date) as the debentures offered by this prospectus supplement and the accompanying prospectus, and which may form a single series with the debentures.

We will issue the debentures in the form of one or more global securities, which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee. Information regarding DTC’s book-entry system is set forth under “Description of Debt Securities—Book-Entry System” in the accompanying prospectus.

The debentures:

•	will be redeemable at our option, in whole or in part, at any time as described under “—Redemption at Our Option” below;

•	will mature on October 15, 2022; and

•

will bear interest at     %, payable semiannually on each April 15 and October 15, commencing on April 15, 2013 to holders of record on the April 1 or October 1 immediately preceding the interest payment date.

Interest on the debentures will accrue from October     , 2012. Interest on the debentures will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any payment date falls on a day that is not a business day, the payment will be made on the next business day, but we will consider that payment as being made on the date that the payment was due to you. In that event, no interest will accrue on the amount payable for the period from and after the payment date.

Redemption at Our Option

At any time prior to July 15, 2022 (three months prior to the maturity date of the debentures), we may, at our option, redeem the debentures, in whole or in part, at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest to but excluding the redemption date, and

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the debentures to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate, plus basis points plus accrued and unpaid interest to but excluding the redemption date.

If we elect to redeem any of the debentures on or after July 15, 2022, (three months prior to the maturity date of the debentures), we will do so at a redemption price equal to one hundred percent (100%) of the principal amount of the debentures being redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debentures.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co., a Primary Treasury Dealer (as defined herein) selected by Mitsubishi UFJ Securities (USA), Inc. and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the debentures to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debentures or portions of the debentures called for redemption.

The debentures will not be entitled to the benefit of a sinking fund.

UNDERWRITING

Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to certain terms and conditions of the underwriting agreement dated the date hereof, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase the principal amount of the debentures listed opposite its name in the following table:

Underwriter	Principal Amount of Debentures
Goldman, Sachs & Co.	$
Mitsubishi UFJ Securities (USA), Inc.
Wells Fargo Securities, LLC
KeyBanc Capital Markets Inc.
TD Securities (USA) LLC
Total	$

The obligations of the several underwriters to purchase the debentures are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the debentures if they purchase any of the debentures. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter(s) may be increased or the offering of debentures may be terminated. The offering of the debentures by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The debentures sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any debentures sold by the underwriters to securities dealers may be sold at a discount from the initial price to public of up to     % of the principal amount of the debentures. Any such securities dealers may resell any debentures purchased from the underwriters to certain other brokers or dealers at a discount from the initial price to public of up to     % of the principal amount of the debentures. After the initial offering of the debentures, the public offering price and other selling terms may be changed.

The debentures are a new issue of securities with no established trading market. We do not intend to apply to list the debentures on any securities exchange. NSTAR Electric has been advised by the underwriters, that the underwriters intend to make markets in the debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures.

In connection with the offering, the underwriters may purchase and sell the debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of the debentures than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debentures while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased the debentures sold by or for the account of such underwriter in stabilizing transactions or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debentures. As a result, the price of the debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

NSTAR Electric has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

NSTAR Electric estimates that its total expenses for the offering, excluding the underwriting discount, will be approximately $            .

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives, financial advisory and/or investment banking or other commercial transactions with us and our affiliates, including as a participant in our credit facilities and have performed other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees and expenses. Currently, certain of the underwriters, either directly or through affiliates, are lenders under our revolving credit facility. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer. Such investments and securities activity may involve securities and instruments of the issuer, including the 4.875% Debentures due 2012, and therefore, the underwriters and/or their respective affiliates may indirectly receive a portion of the net proceeds from this offering. See “Use of Proceeds.” The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of debentures which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of debentures shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of debentures to the public” in relation to any debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debentures to be offered so as to enable an investor to decide to purchase or subscribe the debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of the debentures in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debentures in, from or otherwise involving the United Kingdom.

Hong Kong

The debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any debentures, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debentures may not be circulated or distributed, nor may the debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the debentures are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF DEBENTURES

The validity of and certain legal matters relating to the debentures will be passed upon for NSTAR Electric by Richard J. Morrison, Corporate Secretary of the Company, and for the underwriters by Choate, Hall & Stewart LLP, Boston, Massachusetts, counsel for the underwriters. As of September 27, 2012, Mr. Morrison beneficially owned 14,567 common shares of NU, our parent company.

PROSPECTUS

NSTAR Electric Company

Debt Securities

We may offer and sell our unsecured debt securities from time to time in one or more series.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Investing in our securities involves risks that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission, or the “SEC,” on February 7, 2012, and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” using a “shelf” registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your debt securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following order of priority:

•	the prospectus supplement; and

•	the prospectus.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “NSTAR Electric,” the “Company,” “we,” “us,” “our” or similar references mean NSTAR Electric Company.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and in the documents we incorporate by reference concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to:

•	actions or inaction by local, state and federal regulatory (including those of the Massachusetts Department of Public Utilities and the Federal Energy Regulatory Commission) and taxing bodies,

•	changes in business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products and services,

•	changes in weather patterns,

•	changes in laws, regulations or regulatory policy,

•	changes in levels and timing of capital expenditures,

•	disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

•	developments in legal or public policy doctrines,

•	technological developments,

•	changes in accounting standards and financial reporting regulations,

•	actions of rating agencies,

•	the outcome of the Northeast Utilities merger with NSTAR, and

•	other presently unknown or unforeseen factors.

Other risk factors are detailed in our reports filed with the SEC and updated as necessary, and we encourage you to consult such disclosures.

All such factors are difficult to predict, contain uncertainties that may materially affect our actual results and are beyond our control. You should not place undue reliance on the forward-looking statements, each speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You are advised, however, to consult any further disclosures we make in our filings to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is: http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2011

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, as amended

•	Current Reports on Form 8-K filed on April 5, April 12 and July 30, 2012 (excluding any information furnished therein and not filed)

We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC’s Internet site at the address described above and at our website at http://www.nu.com. Our website is not part of this prospectus. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

NSTAR Electric Company

c/o Northeast Utilities

Investor Relations

56 Prospect Street

Hartford, Connecticut 06103

(860) 728-4650

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

THE COMPANY

NSTAR Electric Company (NSTAR Electric or the Company) is a regulated public utility incorporated in 1886 and is a wholly-owned subsidiary of Northeast Utilities. NSTAR Electric serves approximately 1.1 million electric customers in the City of Boston and 80 surrounding cities and towns in the Commonwealth of Massachusetts. Northeast Utilities, or NU, is a Massachusetts voluntary association and a public utility holding company registered with the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005. NU is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 3 million customers in Connecticut, New Hampshire and Massachusetts through four wholly-owned subsidiaries, The Connecticut Light and Power Company, NSTAR Electric Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company, and franchised retail natural gas service to approximately 500,000 residential, commercial and industrial customers in Connecticut and Massachusetts through two wholly-owned indirect subsidiaries, NSTAR Gas Company and Yankee Gas Services Company. NU has two services companies, Northeast Utilities Service Company and NSTAR Electric & Gas Corporation, each of which provides management and support services to NU subsidiaries, including NSTAR Electric.

NSTAR Electric supplies distribution and transmission service at rates regulated by the Massachusetts Department of Public Utilities (DPU) to an area of 1,702 square miles, which includes the City of Boston and 80 surrounding cities and towns, including Cambridge, New Bedford, Plymouth and the geographic area comprising Cape Cod and Martha’s Vineyard. The population of this area is approximately 2.5 million.

Harbor Electric Energy Company, a wholly-owned subsidiary of NSTAR Electric, provides distribution services and ongoing support to its only customer, the Massachusetts Water Resources Authority’s wastewater treatment facility located on Deer Island in Boston, Massachusetts.

NSTAR Electric has two wholly-owned special purpose subsidiaries, BEC Funding II, LLC and CEC Funding, LLC, established to facilitate the sale of electric rate reduction certificates at public offerings. NSTAR Electric consolidates each of these entities.

Our executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199 (telephone: (617) 424-2000).

RISKS RELATED TO OUR BUSINESS

Investing in the debentures involves risk. Please see the risk factors in NSTAR Electric’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges are as follows for the five most recent fiscal years and the twelve months ended June 30, 2012:

	Six Months Ended June 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	3.14x	6.49x	6.27x	5.63x	4.51x	4.30x

USE OF PROCEEDS

Unless the prospectus supplement indicates otherwise, we anticipate that the net proceeds to be received from the sale of the debt securities will be used for:

•	the payment of capital expenditures for extensions, additions, and improvements to the Company’s plant and properties, or for the payment of obligations of the Company incurred for such expenditures;

•	the redemption or repayment of outstanding long-term debt and short term debt balances; and/or

•	general working capital purposes.

Until all of the net proceeds are used, they may be temporarily invested in short-term interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an indenture dated as of September 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.

The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture.

The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR Electric.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue. As of June 30, 2012, we had an aggregate of $1,600,000,000 principal amount of debt securities outstanding under the indenture, consisting of five series.

The prospectus supplement will include the particular terms of the debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

•	any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

•	the date from which any interest shall accrue;

•	any interest payment dates;

•	the stated maturity date or dates on which principal is payable;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, and the redemption price or prices;

•	the denominations in which the debt securities shall be issuable;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

•

any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to debt securities of the series; and

•	any other terms of the debt securities.

We may issue debt securities as “original issue discount securities,” which bear either no interest or interest at a rate that at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Events of Default

The following are “events of default” under the indenture with respect to any series of debt securities:

•	default in the payment of any principal or premium when due and when that default has continued for three business days;

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

•	default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•	default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

•	acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable under the debt securities of that series; or

•

in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•	that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

•	the trustee shall have failed to institute the proceeding within 60 days; and

•

the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

Modification and Waiver

The indenture may be modified and amended by us and the trustee through a supplemental indenture. Any modification must have the consent of holders of at least a majority of the principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

•	change any obligation of ours to maintain an office or agency in each place of payment.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indenture;

•	we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the indenture; and

•	other specified conditions are met.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the indenture. We maintain banking relationships with the trustee and affiliates of the trustee in the ordinary course of business.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security

•	will not be entitled to have securities registered in their names,

•	will not receive or be entitled to receive physical delivery of any such securities, and

•	will not be considered the registered holder thereof under the indenture.

Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

•	there shall have occurred and be continuing an event of default with respect to the securities represented by the global debt security.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owners of such securities.

The following is based solely on information furnished by DTC:

The Depository Trust Company (DTC) will act as securities depository for all debt securities being registered by this registration statement (the Securities). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate (Global Certificate) will be issued for each issue of the Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue. Certificated securities will not be exchangeable for Global Certificates and, except under the circumstances described above, the Global Certificates will not be exchangeable for certificated securities.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-US. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-US. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-US. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each

Security (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the securities issuer (Issuer) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Tender/Remarketing Agent, and shall effect delivery of such Securities by causing the Direct

Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to Tender/Remarketing Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell securities:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters;

•	through one or more agents; or

•	directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents or underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

VALIDITY OF SECURITIES

Unless otherwise noted in the applicable prospectus supplement, legal opinions relating to the validity of the securities will be given by Richard J. Morrison, Secretary of Northeast Utilities Service Company, a service company affiliate of ours. We currently anticipate that Choate Hall & Stewart LLP, Boston, Massachusetts, will pass on certain matters with respect to the securities registered for any underwriters, agents or dealers.

EXPERTS

The consolidated financial statements and financial statement schedules of NSTAR Electric incorporated in this Prospectus by reference to NSTAR Electric’s Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

NSTAR ELECTRIC COMPANY

DEBT SECURITIES

PROSPECTUS

October 9, 2012

You should rely only on the information contained or incorporated by reference in the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the debt securities in any state where the offer is not permitted.

The information contained in this prospectus is current only as of the date stated on the cover.

$400,000,000

NSTAR ELECTRIC COMPANY

    % Debentures due 2022

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman, Sachs & Co.

Mitsubishi UFJ Securities

Wells Fargo Securities

Co-Managers

KeyBanc Capital Markets

TD Securities

October     , 2012